SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ______)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ASSURE HOLDINGS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ASSURE HOLDINGS CORP. NOTICE OF SPECIAL MEETING OF STOCKHOLDERS To all Stockholders of Assure Holdings Corp.:

You are invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Assure Holdings Corp. (the “Company”). The Special Meeting will be held at the Las Vegas Marriott Laughlin Conference Center, 17th Floor, 325 Convention center Drive, Las Vegas, Nevada, 89109 on July 19, at 10:00 a.m. Pacific Standard Time (“PST”). The purposes of the Special Meeting are:

1.	To approve the amendment of the Company’s Articles of Incorporation, to increase the number of authorized shares (the “Authorized Share Increase”) in the Company’s common stock from 250,000,000 (13,888,888 after a planned reverse stock split) to 2,000,000,000;

2.	To approve the amendment of the Company’s Articles of Incorporation to permit the issuance of 10,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time (the “Blank Check Preferred Amendment”);

3.	To authorize the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 or Proposal No. 2 (the “Adjournment Proposal”); and

4.	To conduct any other business that may properly come before the Special Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

The Board of Directors has fixed July 1, 2024, as the record date for the Special Meeting. Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting. A list of stockholders as of July 1, 2024, will be available at the Special Meeting for inspection by any stockholder. Stockholders will need to register online as provided below to attend and vote at the Special Meeting. Each share of our common stock is entitled to one vote on each of the matters before the stockholders. If your shares of common stock are not registered in your name, you will need to obtain a proxy from the broker, bank or other institution that holds your shares of common stock in order to register to attend and vote at the Special Meeting. You should ask the broker, bank or other institution that holds your shares to provide you with a proxy to vote your shares of common stock at the Special Meeting.

Your vote is important. You are requested to carefully read the accompanying Proxy Statement for the Special Meeting for a more complete statement of matters to be considered at the Special Meeting. Whether or not you expect to attend the Special Meeting, please sign and return the enclosed proxy card or vote your proxy online pursuant to the instructions thereon, promptly. If you decide to attend the Special Meeting, you may, if you wish, revoke the proxy and vote your shares of common stock using a ballot during the Special Meeting. Additional details concerning the matters to be put before the Special Meeting are set forth in the Company’s Proxy Statement for the Special Meeting of Stockholders which accompanies this Notice of Meeting.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” EACH MATTER AT THE SPECIAL MEETING.

By Order of the Board of Directors,

ASSURE HOLDINGS CORP.

/s/ John Farlinger
Executive Chairman and Chief Executive Officer
July 5, 2024

THIS PAGE INTENTIONALLY LEFT BLANK

ASSURE HOLDINGS CORP.

7887 E. BELLEVIEW AVENUE, SUITE 240

DENVER • COLORADO • USA • 80111

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 19, 2024

Unless the context requires otherwise, references in this Proxy Statement to “Assure Holdings”, “Assure”, the “Company”, “we”, “us” or “our” refer to Assure Holdings Corp.

The Special Meeting of Stockholders of Assure Holdings (the “Special Meeting”) will be at the Las Vegas Marriott Laughlin Conference Center, 17th Floor, 325 Convention center Drive, Las Vegas, Nevada, 89109 on July 19, 2024, at 10:00 a.m. Pacific Standard Time (“PST”).

We are providing the enclosed proxy materials and form of proxy (the “Proxy Statement”) in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for this Special Meeting. The Company anticipates that this Proxy Statement and the form of proxy will be made available to holders of the Company’s shares of common stock (the Company’s shares of common stock will be referred to as “shares” and the whole class of common stock referred to as the “common stock”) on or about July 9, 2024.

You are invited to attend the Special Meeting at the above stated time and location. If you plan to attend and your shares are held in “street name” – in an account with a bank, broker or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee. Please bring that documentation to the Special Meeting.

You can vote your shares by completing and returning the proxy card or, if you hold shares in “street name,” by completing the voting form provided by the broker, bank or other nominee.

A returned signed proxy card without an indication of how shares should be voted will be voted “FOR” each matter at the Special Meeting.

Our corporate bylaws define a quorum as 33-1/3% of the common stock entitled to vote at any meeting of stockholders. The affirmative vote of a majority of Company’s outstanding voting shares is required to approve the Authorized Shares Increase. The affirmative vote of the shares cast on the proposal by stockholders present at the Special Meeting, whether in person or by proxy, and entitled to vote thereon is required to approve the Adjournment Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on July 19, 2024

The proxy materials, which include the Notice of Special Meeting, this Proxy Statement and the accompanying Proxy Card, can be found at http://www.proxyvote.com. Information contained on or connected to the website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the Securities and Exchange Commission.

This Proxy Statement is also available on the Company’s website at https://ir.assureneuromonitoring.com or will be provided by the Company, upon request, by mail at Assure Holdings Corp., 7887 E. Belleview Ave., Suite 240, Denver, Colorado, USA 80111, Attention: John Farlinger, Chief Executive Officer; or by email at ir@assureiom.com, free of charge to stockholders. The Company may require the payment of a reasonable charge from any person or corporation who is not a stockholder and who requests a copy of any such document. Financial information relating to the Company is provided in the Company’s comparative consolidated financial statements and management’s discussion and analysis for its most recently completed fiscal year which are contained in its Annual Report on Form 10-K. Additional information relating to the Company is available electronically on EDGAR at www.sec.gov/edgar.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and Proxy Card?

You are receiving this Proxy Statement and the accompanying Proxy Card because you were a stockholder of record at the close of business of July 1, 2024, and are entitled to vote at the Special Meeting. This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Special Meeting to vote your shares.

When you sign the Proxy Card, you appoint John Farlinger, Chief Executive Officer and Executive Chairman of the Board of the Company, and Paul Webster, Chief Financial Officer of the Company, as your representatives at the Special Meeting. As your representatives, they will vote your shares at the Special Meeting (or any adjournments or postponements) in accordance with your instructions on your Proxy Card. With proxy voting, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete, sign and return your Proxy Card or vote your Proxy Card online pursuant to the instructions thereon in advance of the Special Meeting just in case you change your plans.

If an issue comes up for vote at the Special Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, in their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed July 1, 2024, as the record date for the Special Meeting. Only holders of shares of the Company’s common stock as of the close of business on that date will be entitled to vote at the Special Meeting.

How many shares are outstanding?

As of July 1, 2024, the Company had 10,602,306 shares of common stock issued and outstanding. The Company’s common stock is the only outstanding voting security of the Company.

What am I voting on?

You are being asked to vote on the following:

1.	To approve the amendment of the Company’s Articles of Incorporation, to increase the number of authorized shares (the “Authorized Share Increase”) in the Company’s common stock from 250,000,000 (13,888,888 after a planned reverse stock split) to 2,000,000,000;

2.	To approve the amendment of the Company’s Articles of Incorporation to permit the issuance of 10,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time (the “Blank Check Preferred Amendment”);

3.	To authorize the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal”); and

4.	To conduct any other business that may properly come before the Special Meeting.

How many votes do I get?

Each share of our common stock is entitled to one vote on each of the matters before the stockholders. No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote “FOR” the amendment for the Authorized Share Increase and “FOR” the Adjournment Proposal, in each case, as disclosed in this Proxy Statement.

How do I vote?

You have several voting options. You may vote by:

•	by using the 11-digit control number located at the bottom of your Proxy Card at the following website: www.proxyvote.com;

•	calling 1-800-690-6903 (toll free in North America);

•	marking, signing and mailing your Proxy Card in the postage-paid envelope provided with the Proxy Card; or

•	attending the Special Meeting and voting in person.

Are you a non-registered holder?

The information set out in this section is important to many stockholders as a substantial number of stockholders do not hold their shares in their own name. Only registered stockholders or duly appointed proxyholders for registered stockholders are permitted to vote in person at the Special Meeting. Most of the stockholders are “non-registered” stockholders (each a “Non-Registered Holder”) because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares.

More particularly, a person is a Non-Registered Holder in respect of shares which are held on behalf of that person but which are registered either (a) in the name of an intermediary (the “Intermediary”) that the Non-Registered Holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP’s, RRIF’s, RESP’s and similar plans), or (b) in the name of a clearing agency (such as, in the United States, shares registered in the name of “Cede & Co.”, the registration name of The Depository Trust Company (“DTC”), or in Canada, shares registered in the name of “CDS & Co.”, the registration name of The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant. As noted below, in accordance with Regulation 14A under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirements of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) of the Canadian Securities Administrators, the Company will be mailing the Notice of Special Meeting, this Proxy Statement and the form of Proxy Card/voting instruction form (collectively, the “Special Meeting Materials”), directly to certain non-objecting Non-Registered Holders and in certain instances has distributed the Special Meeting Materials to the clearing agencies and Intermediaries for onward distribution to objecting Non-Registered Holders. Intermediaries are required to provide the Special Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Special Meeting Materials to Non-Registered Holders. Generally, if you are a Non-Registered Holder and you have not waived the right to receive the Special Meeting Materials you will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted to the number of shares beneficially owned by you, but which is otherwise not complete. Because the Intermediary has already signed the proxy, this proxy is not required to be signed by you when submitting it. In this case, if you wish to submit a proxy you should otherwise properly complete the executed proxy provided and mail it as provided in the instructions of the Intermediary or its service company; or

(b)	more typically, a Non-Registered Holder will be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy”, “proxy authorization form” or “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one-page pre-printed form. Sometimes, instead of the one-page printed form, the voting instruction form will consist of a regular printed proxy accompanied by a page of instructions that contains a removable label containing a bar-code and other information. In order for the proxy to validly constitute a voting instruction form, the Non-Registered Holder must remove the label from the instructions and affix it to the proxy, properly complete and sign the proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the shares that they beneficially own. If you are a Non-Registered Holder and you wish to vote at the Special Meeting as proxyholder for the shares owned by you, you should strike out the names of the designated proxyholders named in the proxy authorization form or voting instruction form and insert your name in the blank space provided. In either case, you should carefully follow the instructions of your Intermediary, including when and where the proxy, proxy authorization or voting instruction form is to be delivered.

The Special Meeting Materials are being made available to both registered stockholders and Non-Registered Holders. The Company is sending the Special Meeting Material directly to Non-Registered Holders who have not objected to the Intermediary through which their shares are held disclosing ownership information about themselves to the Company (“NOBO’s”) under Regulation 14A of the Exchange Act. If you are a NOBO, and the Company or its agent has sent you the Special Meeting Materials, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary on your behalf. If you are a Non-Registered Holder who has objected to the Intermediary through which your shares are held disclosing ownership information about you to the Company (an “OBO”), your Intermediary will be forwarding you the Special Meeting Materials in accordance with the requirements of Regulation 14A and the Company will be covering the cost of such mailings.

Can stockholders vote at the Special Meeting?

Registered stockholders and appointed proxyholders will be given a ballot to vote at the Special Meeting. Stockholders who wish to appoint a third-party proxyholder to attend the Special Meeting and submit votes during the Special Meeting must provide their third-party proxyholders with a valid, signed proxy for submission at the Special Meeting to receive a ballot. If you are a Non-Registered Holder and wish to vote your shares at Special Meeting, you will need to obtain a valid, signed proxy naming yourself as proxyholder from your Intermediary. By doing so, you are instructing your Intermediary to appoint you as proxyholder.

What if I share an address with another stockholder and we received only one copy of the Special Meeting Materials?

If certain requirements are met under relevant U.S. securities law, including in some circumstances the stockholders’ prior written consent, we are permitted to deliver one Proxy Statement to a group of stockholders who share the same address. If you share an address with another stockholder and have received only one copy of the Special Meeting Materials, but desire another copy or desire to receive separate copies in relation to future meetings of the stockholders, please send a written request to our offices at the address below or call us at 720-287-3093 to request another copy of the materials or separate delivery of materials. Please note that each stockholder should receive a separate Proxy Card to vote the shares they own.

Send requests to:

Assure Holdings Corp.

7887 E. Belleview Ave., Suite 240

Denver, Colorado, USA 80111

Attention: John Farlinger, Chief Executive Officer

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

What if I change my mind after I vote?

You may revoke your vote/proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by:

•	going online and completing a new proxy at www.proxyvote.com;

•	calling 1-800-690-6903 and changing your vote;

•	requesting and signing another Proxy Card with a later date and mailing it using the postage-paid envelope provided, so long as it is received prior to 5 p.m. Eastern Standard Time on July 18, 2024;

•	signing and delivering a written notice of revocation (in the same manner as a proxy is required to be executed as set out in the notes to the Proxy Card) to the Company’s Secretary, at Assure Holdings Corp., 7887 E. Belleview Ave., Suite 240, Denver, Colorado, USA 80111 prior to 5 p.m. Eastern Standard Time on July 18, 2024 or with the Chair of the Special Meeting on the day of the Special Meeting prior to the commencement of the Special Meeting; or

•	attending the Special Meeting and voting in person through a ballot.

Beneficial stockholders should refer to the instructions received from their broker, bank or intermediary or the registered holder of the shares if they wish to change their vote.

How many votes do you need to hold the meeting?

To conduct the Special Meeting, the Company must have a quorum, which means 33-1/3% of the common stock entitled to vote at any meeting of stockholders. The common stock is the only outstanding voting stock of the Company. Based on 10,602,306 shares outstanding as of the record date of July 1, 2024, 3,534,102 shares must be present in person or by proxy for the quorum to be reached. Your shares will be counted as present at the Special Meeting if you:

•	submit a properly executed Proxy Card (even if you do not provide voting instructions); or

•	attending the Special Meeting and voting in person through a ballot.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum but are not counted as votes “cast” on the proposal. Since the Company’s bylaws state that matters presented at a meeting of the stockholders must be approved by the majority of the votes “cast” on the matter, a properly executed proxy card marked “ABSTAIN” with respect to a proposal will not be considered a vote “cast” and will have no effect on the outcome of the Adjournment Proposal; provided however that approval of the Authorized Share Increase and the approval of the Blank Check Preferred Amendment requires the affirmative vote of a majority of the issued and outstanding shares of common stock as of the Record Date and therefore any proxy card marked “ABSTAIN” in relation to such proposal will have the same effect as a vote “AGAINST” such proposal.

What effect does a broker non-vote have?

Brokers and other Intermediaries holding shares for Non-Registered Holders are generally required to vote the shares in the manner directed by the Non-Registered Holders. If the Non-Registered Holders do not give any direction, brokers may vote the shares on routine matters but may not vote the shares on non-routine matters. Each of the Authorized Share Increase, the Blank Check Preferred Amendment and the Adjournment Proposal are expected to be treated as non-routine matters.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Broker non-votes are considered present at the Special Meeting for quorum requirements but are not considered votes “cast” on non-routine matters. Any shares represented at the Special Meeting but not “cast” as a result of a broker non-vote will have the same effect as a vote “AGAINST” each of the Authorized Share Increase and the Blank Check Preferred Amendment and will have no effect on the Adjournment Proposal.

How many votes are needed to approve the Authorized Share Increase?

Approval of the Authorized Share Increase requires the affirmative vote of a majority of the issued and outstanding shares of common stock as of the Record Date. Broker non-votes and proxy cards marked “ABSTAIN” will have the same effect as a vote “AGAINST” the Authorized Share Increase.

How many votes are needed to approve the Blank Check Preferred Amendment?

Approval of the Blank Check Preferred Amendment requires the affirmative vote of a majority of the issued and outstanding shares of common stock as of the Record Date. Broker non-votes and proxy cards marked “ABSTAIN” will have the same effect as a vote “AGAINST” the Blank Check Preferred Amendment.

How many votes are needed to approve the Adjournment Proposal?

The Adjournment Proposal will be approved by an affirmative vote of a majority of the votes cast at the Special Meeting by stockholders present at the Special Meeting, in person or by proxy, and entitled to vote thereon. Broker non-votes and a properly executed proxy card marked “ABSTAIN” with respect to this proposal will not have an effect on the outcome of this proposal.

Will my shares be voted if I do not sign and return my Proxy Card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances and subject to certain legal restrictions, may vote your shares, otherwise your shares will not be voted at the meeting. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares.

If your shares are registered in your name and you do not sign and return your proxy card, your shares will not be voted at the Special Meeting.

What happens if I do not indicate how to vote my proxy?

If you just sign your Proxy Card without providing further instructions, your shares will be “FOR” each matter at the Special Meeting.

Where can I find the voting results of the meeting?

Within four (4) business days of the Special Meeting, the Company will file a current report on Form 8-K with the United States Securities and Exchange Commission (the “SEC”) announcing the voting results of the Special Meeting.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular compensation. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company’s Common Stock on the record date for the reasonable expenses incurred in mailing copies of the Special Meeting Materials to the beneficial owners of such shares. The Company may also determine to pay a proxy solicitor to solicit proxies on behalf of the Company and will provide information on the fees paid to such solicitor upon engagement to conduct such activities.

We have engaged Advantage Proxy, Inc. as the proxy solicitor for the Special Meeting for a base fee ranging from $7,500 to $12,500 plus fees for additional services, if any. We have also agreed to reimburse Advantage Proxy, Inc. for its reasonable out of pocket expenses.

Are there any other matters to be handled at the Special Meeting?

We are not currently aware of any business to be acted upon at the Special Meeting other than the proposals discussed in this Proxy Statement and the date for submission of matters under federal securities laws and the Company’s bylaws has passed. The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Special Meeting and with respect to any other matters which may properly come before the Special Meeting or at any adjournment(s) or postponement(s) of the Special Meeting. If other matters do properly come before the Special Meeting, or at any adjournment(s) or postponement(s) of the Special Meeting, shares of our common stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with their best judgment to the extent permitted by applicable law.

Who can help answer my questions?

You can contact our Chief Executive Officer, John Farlinger, at 720-287-3093 or by sending a letter to John Farlinger at the Company’s headquarters at Assure Holdings Corp., 7887 E. Belleview Ave., Suite 240, Denver, Colorado, USA 80111 or by e-mail to john.farlinger@assureiom.com with any questions about the proposals described in this Proxy Statement or how to execute your vote.

When are stockholder proposals due for the 2024 annual meeting of stockholders?

Under the Exchange Act, the deadline for submitting stockholder proposals for inclusion in the proxy statement for an annual meeting of the stockholders is calculated in accordance with Rule 14a-8(e) of Regulation 14A to the Exchange Act. If the proposal is submitted for a regularly scheduled annual meeting, the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary date on which the Company’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting. However, if the Company did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. The deadline for submitting stockholder proposals for inclusion in the proxy statement for the next annual meeting of the stockholders will be August 7, 2024. If a stockholder proposal is not submitted to the Company by August 7, 2023, the Company may still grant discretionary proxy authority to vote on a stockholder proposal, if such proposal is received by the Company by October 21, 2024 in accordance with Rule 14a-4(c)(1) of Regulation 14A of the Exchange Act. If the date for the annual meeting in 2023 is moved by more than 30 days, the Company will update the stockholders regarding the deadlines set forth above by filing a Current Report on Form 8-K in relation thereto.

Under the Company’s bylaws, stockholders may submit nominees for election to the Board pursuant to the requirements set forth therein. The written notice of such nominations must be provided to the Company’s Corporate Secretary, at the Company’s headquarters at Assure Holdings Corp., 7887 E. Belleview Ave., Suite 240, Denver, Colorado, USA 80111, not less than 30 days prior to the date of the annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public notice date pursuant to the Company’s bylaws.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2024 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 28, 2024, unless the date of our 2024 annual meeting has changed by more than 30 days calendar days from this year’s annual meeting in which case such notice will be due on the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

How can I obtain a copy of the most recent Annual Report on Form 10-K?

The Company’s most recent Annual Report on Form 10-K, including financial statements, is available through the SEC’s website at www.sec.gov.

At the written request of any stockholder who owns shares on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s most recent Annual Report on Form 10-K as filed with the SEC, including the financial statements, but not including exhibits. If requested, the Company will provide copies of the exhibits for a reasonable fee.

Requests for additional paper copies of the Annual Report on Form 10-K should be mailed to:

Assure Holdings Corp.

7887 E. Belleview Ave., Suite 240

Denver, Colorado, USA 80111

Attention: John Farlinger, Chief Executive Officer

What materials accompany this Proxy Statement?

The following materials accompany this Proxy Statement:

1.	The Notice of Special Meeting; and

2.	Proxy Card.

How is the Company accommodating stockholders amid the COVID-19 pandemic?

The Company is continuously monitoring coronavirus (“COVID-19”). The Company reserves the right to take any additional precautionary measures it deems necessary in relation to the Special Meeting in response to further development in respect of COVID-19 that the Company considers necessary or advisable including changing the time or location of the Special Meeting. Changes to the Special Meeting time, date or location and/or means of holding the Meeting may be announced by way of press release. Please monitor the Company’s press releases as well as its website at www.assureneuromonitoring.com for updated information. The Company advises you to check its website one week prior to the Special Meeting date for the most current information. The Company does not intend to prepare or mail an amended Proxy Statement in the event of changes to the Special Meeting format, unless required by law.

PROPOSAL 1 — APPROVAL OF THE INCREASE TO THE AUTHORIZED SHARES OF COMMON STOCK

Introduction

The Board has unanimously approved, subject to stockholder approval, an amendment to our Amended Articles of Incorporation (“Articles of Incorporation”) to increase the number of authorized shares of our common stock from 250,000,000 shares, par value $0.001, to 2,000,0000 shares, par value $0.001 (such amendment as shown in Appendix B). The remaining provisions of our Articles of Incorporation would remain unchanged. The Board has determined that this amendment is in the best interest of the Company and its stockholders and recommends that the stockholders approve this amendment.

Why did the Board approve the Authorized Share Increase?

The Board approved the Authorized Share Increase in relation to the Company’s plan to regain compliance with the listing requirements of the Nasdaq Capital Market (the “Nasdaq”) by July 22, 2024. In relation thereto, the Company plans to conduct the following transactions and undertake the following actions, after which, without the Authorized Share Increase the Board does not believe that the Company would have sufficient authorized capital to meet its ongoing needs for share capital.

On July 25, 2023, the Company received a written notice from Nasdaq that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq.

On August 16, 2023, the Company received notice from the Nasdaq that the Company no longer satisfies the $2.5 million stockholders’ equity requirement for continued listing on the Nasdaq, or the alternatives to that requirement - a $35 million market value of listed securities or $500,000 in net income in the most recent fiscal year or two or the last three fiscal years - as required by Nasdaq Listing Rule 5550(b).

On May 16, 2024, the Company received a written notice from the Nasdaq Hearing Panel that it had granted the Company an extension to regain compliance with the continued listing requirements for the Nasdaq. The Hearings Panel granted the Company an extension until July 22, 2024, by which date the Company will be required to demonstrate compliance with all applicable initial listing requirements for the Nasdaq Capital Market in relation to its completion of its previously announced transaction with Danam.

On June 11, 2024, the Company terminated its agreement with Danam and submitted a new plan of compliance to the Nasdaq Hearing Panel. As of the date hereof, the Company is still awaiting notice from the Nasdaq Hearing Panel whether the Company’s previously granted extension to July 22, 2024, remain in place.

As part of this plan to regain compliance, the Company is conducting the following transactions:

•	An offering of shares of common stock and warrants to purchase shares of Common Stock pursuant either to (i) the Company’s registration statement on Form S-1 as filed with the SEC on June 24, 2024, for up to an aggregate amount of gross proceeds of approximately $9 million or (ii) on a private placement basis.
•	An exchange offer for the Company’s convertible debentures whereby each $1,000 principal face amount of the Company’s 9% convertible debentures due and payable in 2023 and 2024 would be exchanged for shares of common stock at a per share price of $0.233 such exchange offer to expire at 11:59 pm Denver Time on July 19, 2024.
•	Issuing shares of common stock to holders of up to $6 million of the Company’s outstanding accounts payable as part of subscriptions for shares of Common Stock to settle such accounts, such issuances to occur from time to time as a price per share equal to the Nasdaq Closing Price immediately prior to the signing of the binding agreements for such subscriptions.
•	Exchanging up to $8 million of its outstanding debenture with Centurion Financial Trust into shares of common stock at a price per share equal to the Nasdaq Closing Price immediately prior to the signing of the definitive agreement regarding such exchange.
•	This special meeting of the stockholders to consider and approve the Authorized Share Increase and the Blank Check Preferred Amendment.
•	A reverse stock split in the Company’s outstanding shares of common stock and authorized capital to be effective on July 9, 2024, at a ratio of 1-for-18.

We believe that the Authorized Share Increase, if approved, will provide us with the ability to cover the shares of common stock underlying warrants to be issued in our recently announced equity financing (many of which are not exercisable until stockholder approval is obtained for the terms of such warrants, which will be subject to a separate stockholder vote in the future), finish settling our debt obligations under the outstanding convertible notes and debentures through the issuance of shares of our common stock, settle outstanding accounts payable in shares of common stock and provide room to issue stock awards to help retain our officers and employees and to issue shares of common stock in future equity financings to meet our ongoing capital requirements.

How many shares of Common Stock are currently outstanding or subject to issuance?

As of July 1, 2024, we had 250,000,000 shares of common stock authorized for issuance under our Articles of Incorporation of which 10,602,306 shares are issued and outstanding and 239,397,694 shares of common stock were unissued. We have the following current and future obligations to issue shares of common stock, which total approximately 2 million shares of common stock:

•	186,328 shares of common stock issuable upon the exercise of outstanding warrants with an average weighted exercise price of $69.92;

•	14,395 shares of common stock issuable upon the exercise of outstanding stock options with an average weighted exercise price of $119.79; and

•	30,584 shares of common stock issuable upon conversion of 9% convertible notes due in 2023 and 2024.

If the Authorized Share Increase is approved, it will increase the number of shares of common stock available for issuance to (i) settle our obligations under our convertible notes, our debenture with Centurion Asset Management Inc. and our trade accounts payable, (ii) meet our obligations under our outstanding warrants and warrants anticipated to be issued in the ongoing equity financing, (iii) provide room to issue stock awards to help retain our officers and employees, and (iv) issue shares of common stock in future equity financings to meet our ongoing capital requirement. Absent the availability of shares of common stock, the Company may be forced to settle its obligations under the convertible notes, debenture with Centurion, convertible note with Danam and our trade accounts payable entirely by the payment of cash, if available. If the Company does not have sufficient cash to settle these obligations, the Company may be unable to continue operations if it cannot otherwise negotiate the settlement of such obligations.

For this reason, the Board determined that the Authorized Share Increase would give the Company greater flexibility in settling these debts and accounts payable by increasing the number of shares of common stock available for issuance.

What effect will the planned reverse stock split have on the Authorized Share Increase?

The Company has authorized a 1-for-18 reverse stock split to be effective at 12:01 a.m. on July 9, 2024. The reverse stock split will reverse both the authorized shares of Common Stock together with the issued and outstanding shares of Common Stock.

Assuming the reverse stock split is effective as planned, the Company’s authorized shares of Common Stock will be reduced by a factor of 18 from 250,000,000 shares of Common Stock to 13,888,888 shares of Common Stock. The Company will not correspondingly reduce the number of authorized shares of Common Stock being requested under the Authorized Share Increase. Therefore, the Authorized Share Increase will still have the effect of increasing the Company’s number of authorized shares of Common Stock to 2,000,000,000.

This means that following the reverse stock split, assuming it is effective as planned on July 9, 2024, the Company will have 13,888,888 shares of Common Stock authorized for issuance under our Articles of Incorporation of which approximately 589,017 will be issued and outstanding leaving 13,299,871 shares of Common Stock available for issuance. Following the Authorized Share Increase, and assuming no issuance of further shares of Common Stock, the Company would have 1,999,410,983 shares of Common Stock available for issuance.

What is the purpose of the Authorized Share Increase?

The Board recommends the Authorized Share Increase for the following reasons:

•	To provide the Company sufficient share capital to meet complete its plan of compliance with Nasdaq and have sufficient authorized capital thereafter to meet ongoing capital requirements through future equity financings.

•	To provide flexibility for the Company to settle its obligations under its convertible notes, debenture with Centurion and trade accounts payable through the issuance of shares of common stock;

•	To permit the Company to make future issuances or exchanges of common stock for capital raising purposes or to restructure outstanding securities of the Company; and

•	To permit the Company to make future issuances of options, warrants and other convertible securities.

What could happen if the stockholders do not approve the Authorized Share Increase?

In the event the Authorized Share Increase is not approved, we believe we will have sufficient share capital to complete our planned equity financing and certain of our planned debt to equity conversions.

•	Based on our current market price of $0.3730 as of July 1, 2024, and assuming an offering size of $9 million in aggregate gross proceeds, we would issue approximately 24.1 million shares of common stock in our equity financing and need to reserve approximately 24.1 million shares of common stock for issuance upon exercise of warrants immediately exercisable upon issuance.

•	Based on the same $0.3730 price, we would issue approximately 21.4 million shares of common stock upon the conversion of up to approximately $8 million of our debenture with Centurion.

•	Based on the same $0.3730 price, we would issue approximately 16.1 million shares of common stock upon settlement of up to approximately $6 million of accounts payable.

•	Based on the tender price of $0.233 per share in the exchange offer for our convertible debentures, we could issue up to approximately 13.7 million shares of common stock on exchange of $3.1 million in face amount of convertible debentures plus accrued and unpaid interest.

In aggregate total we could issue up to approximately 75.3 million shares and reserve an additional 24.1 million shares of common stock upon exercise of outstanding warrants to be issued in the proposed financing that are immediately exercisable. Based on our current issued and outstanding, this would result in approximately 85.9 million shares issued and outstanding and 24.3 million shares of common stock reserved for issuance on exercise of outstanding warrants and options. This would leave approximately 139.8 million shares of common stock available for issuance.

Following the planned reverse stock split of 1-for-18 on July 9, 2024, and assuming the above issuances, we would have approximately 4.18 million shares of Common Stock issued and outstanding and approximately 1.35 million shares of Common Stock reserved for issuance on exercise of outstanding warrants and options. This would leave approximately 8.4 million share of Common Stock available for issuance based on 13,888,888 authorized shares of Common Stock following the reverse stock split.

If the above financing, conversions or settlements occur at a price below $0.3730 per share, we could issue substantially more shares of common stock and have little to no room left in our authorized capital to complete all anticipated conversions and settlements. For example, if we issued shares of Common Stock in the financing, settlement of our debenture and settlement of accounts payable at $0.15 per share, this would result in the issuance of approximately 167 million share of Common Stock, resulting in approximately 177.6 million shares of Common Stock issued and outstanding with approximately 60.2 million shares of Common Stock reserved for issuance. This would result in us having only approximately 12.2 million shares of Common Stock available for issuance.

Following the planned reverse stock split of 1-for-18 on July 9, 2024, we would have approximately 9.87 million shares of Common Stock issued and outstanding with 3.33 million shares of Common Stock reserved for issuance. This would leave approximately 0.7 million shares of Common Stock available for issuance based on 13,888,888 authorized shares of Common Stock following the reverse stock split.

Further, we may issue additional warrants in the proposed financing. If we issue an additional warrant in the proposed financing, assuming the same pricing above, we would be required to reserve for issuance and additional 24.1 million shares of Common Stock at a price of $0.3730 or an additional 60 million share of common stock at a price of $0.15. This would leave only approximately 79.8 million share of Common Stock available for issuance at an assumed price of $0.3730 per share for the above transactions or a shortfall of approximately 47.8 million shares of Common Stock available for issuance at an assumed price of $0.15 per share for the above transactions.

If the Authorized Share Increase is not approved there may not be sufficient shares of common stock to settle our convertible notes, our debenture with Centurion or our trade accounts payable. If we are unable to issue shares of common stock in settlement of these obligations, the Company will be required to settle such obligations, in whole or in part, in cash amounts as calculated pursuant to the terms of those securities. The Board considered the considerable dilution in settling these securities and obligations in shares of common stock would have on current stockholders, but given the Company’s current cash position, the Board has determined that not having the flexibility to settle the obligations in shares of common stock and perhaps having to settle those obligations, in whole or in part, in cash would potentially materially, negatively impact the Company’s business plans and not be in the best interests of the Company’s stockholders despite the dilutive effect of settling such securities and obligations in shares of common stock. To the extent our cash and cash equivalents are insufficient to enable us to make cash payments with respect to these securities and obligations and the number of shares of common stock required to settle these securities and obligations is beyond our authorized capital, if we are unable to negotiate a settlement or restructuring with the holders of such securities or obligations, we may be subject to a lawsuit or forced to declare bankruptcy. Further Centurion, the holder of our debenture, could foreclosure on its security interest over all our assets causing us to seek protection under federal bankruptcy laws.

While, depending on the price per share at which our proposed financing is completed and our conversions of debt and settlement of shares is completed, we do anticipate that we currently have sufficient authorized capital to complete the transaction necessary to stay on the Nasdaq, as detailed above, if we do not increase our authorized shares of common stock and our stock price drops significantly, we may be unable to complete the above transactions necessary to meet the listing standards of Nasdaq by July 22, 2024. Further, even if we are able to complete such transactions and maintain our Nasdaq listing, following the above issuances we expect to need to increase our authorized capital to have sufficient capital to cover the exercise of warrants that will become exercisable upon stockholder approval of their terms and to meet our ongoing capital requirements through equity financings.

If we do not close the above transactions, we will likely lose our listing on the Nasdaq.

What dilutive effect will the Authorized Share Increase have?

If the stockholders approve the Authorized Share Increase, the Board may cause the issuance of additional shares of common stock without further vote of the stockholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange or automated quotation system on which shares of common stock of the Company are then quoted, listed or traded. The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock. Each share of common stock will continue to entitle its owner to one vote. When issued, the additional shares of common stock authorized by the amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding.

Issuance of significant numbers of additional shares of the Company’s common stock in the future (i) will dilute current stockholders’ percentage ownership, (ii) if such shares are issued at prices below what current stockholders’ paid for their shares, will dilute the value of current stockholders’ shares and (iii) by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders’ ability to influence the election of directors or any other action taken by the holders of common stock and (iv) issuance of a material number of shares of common stock could create downward pressure on the per share price of the common stock, thereby further diminishing the value of stockholders’ shares of common stock.

If the Authorized Share Increase is approved, our stockholders will likely experience significant dilution as a result of shares of common stock issued pursuant to (i) conversion of our outstanding convertible debentures, (ii) conversion of our outstanding debenture, (iii) settlement of our accounts payable and (iv) completion of our proposed equity financing, each as described above.

For the convertible debt, if the entire approximately $3.1 million in face value of convertible notes was converted into shares of common stock at the exchange price in our tender offer of $0.233 per share, then the Company would issue approximately 13.7 million shares of common stock. Based on 10,602,306, shares of common stock outstanding as of July 1, 2024, this would result in approximately 56% dilution to existing stockholders.

Further, in relation to the debenture with Centurion, we do not currently have an agreement with Centurion to convert any portion thereof into shares of common stock but we do anticipate that a significant amount of the approximately $11 million in face value of the debenture would be settled in shares of common stock, however, if any portion thereof is ultimately settled in shares of common stock it could have a substantial dilutive effect on stockholders. We anticipate converting up to $8 million face value of the debenture, which if converted into shares of common stock at $0.3730 per share (the closing price per share on July 1, 2024, as reported on the Nasdaq), then the Company would issue approximately 21.4 million shares of common stock. Based on 10,602,306, shares of common stock outstanding as of July 1, 2024, this would result in approximately 67% dilution to existing stockholders and when combined with the dilutive effect of the conversion of convertible notes described above would result in approximately 77% dilution to existing stockholders.

Further, to settle the balance of trade accounts payable in common shares, we anticipate that up to approximately $6.0 million will need to be converted into shares of common stock, based on $0.3730 per share (the closing price per share on July 1, 2024, as reported on the Nasdaq), this would require the Company to issue approximately 16.1 million shares of common stock. Based on 10,602,306, shares of common stock outstanding as of July 1, 2024, this would result in approximately 60% dilution to existing stockholders and when combined with the dilutive effect of the conversion of convertible notes and the conversion of the Centurion debt described above would result in approximately 83% dilution to existing stockholders.

Further, we do need to raise additional capital and anticipate that we will do so through the proposed equity financing. Assuming completion of an offering for $9 million in gross aggregate proceeds, at a share price of $0.3730 per share (the closing price per share on July 1, 2024, as reported on the Nasdaq), we would issue approximately 24.1 million shares of common stock. Based on 10,602,306, shares of common stock outstanding as of July 1, 2024, this would result in approximately 69% dilution to existing stockholders and when combined with the dilutive effect of the conversion of convertible notes, the conversion of the Centurion debt and the settlement of accounts payable, as described above, would result in approximately 88% dilution to existing stockholders

Further, we anticipate issuing warrants exercisable for up to approximately 24.1 million shares of common stock. Assuming the exercise of all warrants, when combined with the dilutive effect of the conversion of convertible notes, the conversion of the Centurion debt, the settlement of accounts payable and the share of common stock to be issued in the proposed financing, as described above, would result in dilution of approximately 90% dilution to existing stockholders.

If the stockholders approve the Authorized Share Increase, does the Company have plans for future issuances of shares of Common Stock?

In addition to the issuance of shares of common stock upon settlement of convertible notes, our debenture with Centurion, our trade accounts payable and our proposed equity financing, as described above, and for settlement of current securities of the Company, as discussed above, given the Company’s current available capital, its cash and cash equivalents, its history of operating at a loss and its need for additional capital to implement its plan of operations, the Company currently anticipates that will be required to commence an offering of its equity securities in the next twelve months.

This Proxy Statement shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Would the Authorized Share Increase have any Anti-Takeover Effects?

Although the Authorized Shares Increase is not motivated by anti-takeover concerns and is not considered by our Board to be an anti-takeover measure, the availability of additional authorized shares of common stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of common stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board determines is not in the best interests of our stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of common stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our common stock at a premium over the prevailing market price and may adversely affect the market price of our common stock. As a result, increasing the authorized number of shares of our common stock could render more difficult and less likely a hostile takeover of the Company by a third-party, or a tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our common stock.

Does the Board recommend approval of the Authorized Share Increase?

Yes. After considering the entirety of the circumstances, the Board has unanimously concluded that the Authorized Share Increase is in the best interests of the Company and its stockholders, and the Board unanimously recommends that the Company’s stockholders vote in favor of the Authorized Share Increase.

What amendment is being made to the Articles of Incorporation?

The THIRD paragraph of the Articles of Incorporation which currently reads as follows:

“3. Authorized Stock: (numbers of shares the corporation is authorized to issue) Number of Shares with par value: [250,000,000/13,888,888]*, Par value per share: $0.001 Number of Shares without par value: 0”

*- Current authorized shares of Common Stock will be reduced from 250,000,000 to 13,888,888 shares of Common Stock assuming effectiveness of the planned 1-for-18 reverse stock split on July 9, 2024.

will be amended to read as follows:

“3. Authorized Stock: (numbers of shares the corporation is authorized to issue) Number of Shares with par value: 2,000,000,000, Par value per share: $0.001 Number of Shares without par value: 0”

The Certificate of Change to the Articles of Incorporation is attached hereto as Appendix B.

When will the amendment be made?

If our shareholders approve the Authorized Share Increase at the Special Meeting, we will file the amendment to our Certificate of Change with the office of the Secretary of State of Nevada to implement the increase in the authorized number of shares of common stock as soon as practicable following the Special Meeting. Upon approval and following such filing with the Secretary of State of Nevada, the amendment will become effective on the date it is filed.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding common stock is required to amend our Articles of Incorporation to effect the Authorized Share Increase. Failures to vote, abstentions and broker “non-votes”, if any, will be the equivalent of a vote AGAINST this proposal.

IF OUR STOCKHOLDERS DO NOT APPROVE THE AUTHORIZED SHARE INCREASE, THE BOARD BELIEVES THAT THE LONG-TERM FINANCIAL VIABILITY OF THE COMPANY COULD BE THREATENED DUE TO (I) OUR POTENTIAL INABILITY TO COMPLETE OUR PROPOSED FINANCING AND TO SETTLE OUR OBLIGATIONS UNDER THE CONVERTIBLE NOTES AND THE DEBENTURE AND (II) THE COMPANY’S INABILITY TO CONSUMMATE FUTURE EQUITY OFFERINGS TO MEET ITS ONGOING EXPENSES. SOME OF THESE CONSEQUENCES MAY BE MITIGATED IF THE AUTHORIZED SHARE INCREASE IS APPROVED AND IMPLEMENTED.

THE BOARD RECOMMENDS A VOTE “FOR” THE AUTHORIZED SHARE INCREASE

PROPOSAL 2 — APPROVAL OF THE BLANK CHECK PREFERRED AMENDMENT

Introduction

We are requesting our stockholders approve and adopt an amendment to the Company’s Amended Articles of Incorporation in order to authorize the issuance of 10,000,000 shares of preferred stock, with rights and preferences to be determined by the Company’s Board of Directors from time to time (the “Blank Check Preferred”).

Why did the Board approve the Blank Check Preferred Amendment?

The Blank Check Preferred Amendment would permit the Board to issue, without further approval by our stockholders, up to a total of 10,000,000 shares of preferred stock in one or more series. Our Board of Directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers, and other rights, and any qualifications, limitations or restrictions of the shares of a series of preferred stock. Our Board of Directors could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of common stock.

The issuance of preferred stock would provide flexibility in connection with (i) settlement of our convertible notes and our debenture with Centurion, (ii) financing opportunities to fund ongoing operations, (iii) possible acquisitions and (iv) other corporate purposes. The issuance of preferred stock could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of our common stock.

What would be the terms of the Blank Check Preferred?

The particular terms of any series of preferred stock offered by us may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	any securities exchange on which the shares would be qualified for trading; or

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

Holders of preferred stock will be entitled to receive, when, as, and if declared by our Board of Directors, the dividends, whether cash or in-kind or in shares of additional securities of the Company, at the rates and on the dates established by such series of preferred stock. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination.

What will be the impact on holders of the Company’s shares of common stock?

While the ability of the Board to issue shares of Blank Check Preferred cannot be precisely determined unless and until the Board designates the rights, privileges, and preferences to attach to some or all of the authorized shares of Blank Check Preferred Stock, it is likely that any series of preferred stock so designated will have one or more material features that are superior to our shares of common stock and/or previously designated and issued classes of preferred stock. There are not currently any agreements of the Company pursuant to which the Board would authorize and issue preferred stock and there are not currently any plans, discussions or negotiations to do so.

Would the Blank Check Preferred Amendment have any Anti-Takeover Effects?

Although the Blank Check Preferred Amendment is not motivated by anti-takeover concerns and is not considered by our Board to be an anti-takeover measure, the availability of additional authorized shares of preferred stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of preferred stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board determines is not in the best interests of our stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. Such shares of preferred stock could also be granted super-voting rights that could further inhibit the ability of a person seeking to obtain control of the Company. In certain circumstances, the issuance of preferred stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our common stock at a premium over the prevailing market price and may adversely affect the market price of our common stock. As a result, the issuance of preferred stock could render more difficult and less likely a hostile takeover of the Company by a third-party, or a tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our common stock. We do not have any present intention to issue preferred stock or to use the issuance of preferred stock as an anti-takeover mechanism.

What am I being asked to approve?

At the Annual Meeting the Board will submit the following resolution to the stockholders for a vote to approve the Blank Check Preferred Amendment:

“RESOLVED, that the stockholders hereby approve the Amendment of the Company’s Amended Articles of Incorporation to amend and restate Article III in its entirety with the text set forth in Appendix C to the Proxy Statement provided to stockholders in connection with this annual meeting of stockholders.”

The full text of the Blank Check Preferred Amendment is set forth in Appendix C to this Proxy Statement.

The Board believes that the adoption the Blank Check Preferred Amendment is appropriate and that it will provide authorized capital that will be attractive for investors and provide the Company with the flexibility needed for future capital raising endeavors. If the Blank Check Preferred Amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding common stock is required to amend our Articles of Incorporation to effect the Blank Check Preferred Amendment. Failures to vote, abstentions and broker “non-votes”, if any, will be the equivalent of a vote AGAINST this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE ARTICLES OF
INCORPORATION TO EFFECT THE BLANK CHECK PREFERRED AMENDMENT

PROPOSAL 3 -APPROVAL TO ADJOURN MEETING TO SOLICIT ADDITIONAL PROXIES

If at the Special Meeting, the number of shares entitled to vote present or represented and voting in favor of Proposal 1 or Proposal 2 is insufficient to approve such proposal, the Company would like the discretionary authority from our stockholders so that the Company has the ability to move to adjourn the Special Meeting solely in relation to Proposal 1 or Proposal 2 (the “Discretionary Adjournment”). In that event, you will be asked to vote upon the adjournment, postponement or continuation proposal and not on Proposal 1 or Proposal 2.

If our stockholders approve the adjournment, postponement, or continuation proposal, we could adjourn, postpone, or continue the Special Meeting in relation to Proposal 1 or Proposal 2 and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1 – The Authorized Share Increase and Proposal 2 – the Blank Check Preferred Amendment. This could include the Board’s solicitation of proxies from stockholders that have previously voted against such proposal. Even if proxies representing a sufficient number of votes against Proposal 1 and Proposal 2 have been received, you are authorizing us to adjourn, postpone, or continue the Special Meeting without a vote on Proposal 1 or Proposal 2 and seek to convince the holders of those shares to change their votes to votes in favor of the approval of Proposal 1 and Proposal 2.

What am I being asked to approve?

In this proposal, we are asking you to authorize the holder of any proxy solicited by the Board of Directors the ability to call for a Discretionary Adjournment of the Special Meeting. The affirmative vote or consent of the holders of at least a majority of the votes cast at the Special Meeting is required for the approval of any such adjournment. The Board recommends the stockholders grant this discretionary authority, if necessary, to permit it to solicit approvals of the charter amendment set forth in Proposal 1 and Proposal 2, which the Board believes will benefit the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 21, 2024, regarding the beneficial ownership of our common stock by (i) those persons who are known to us to be the beneficial owner(s) of more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table below possess the sole voting and dispositive power in regard to such shares and have an address of c/o Assure Holdings Corp, 7887 E. Belleview Ave., Suite 240 Denver, Colorado. As of June 21, 2024, there were 9,010,000 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. shares of our common stock subject to options, warrants, notes or other conversion privileges currently exercisable or convertible, or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, note, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.

On March 4, 2023, the Company effected a reverse stock split on a twenty (20) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

	Amount and nature of
Name and Address of Beneficial Owner	beneficial ownership	Percent of Class
John Farlinger (1)	50,476	*	%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Christopher Rumana (2)	95,626	*	%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Steven Summer (3)	96,126	*	%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
John Flood (4)	96,345	*	%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Paul Webster (5)	1,680	*	%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Directors and Executive Officers as a Group (5 persons)	340,252	3.8%

Brad Hemingson	660,000	7.3%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Robert Koppel	459,371	5.1%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.

*       Less than 1%.

(1)	Mr. Farlinger is CEO and Executive Chairman of Assure. Consists of 44,376 shares of common stock and 6,100 shares of common stock acquirable upon exercise of stock options (4,500 shares) and warrants (1,600 shares) within 60 days of June 21, 2024. Of the shares of common stock beneficially owned by Mr. Farlinger, 3,000 shares were issued under a restricted stock grant agreement, subject to forfeiture, such shares are fully vested. Includes options exercisable to purchases: 4,500 shares of the Company at an exercise price of $106.00 which expire on February 1, 2026.

(2)	Mr. Rumana is a director of Assure. Consists of 94,235 shares of common stock and 1,391 shares of common stock acquirable upon exercise of stock options (1,000 shares) and warrants (391) within 60 days of June 21, 2024. Includes fully vested options to purchase 1,000 common shares of the Company at an exercise price of $106.00 which expire on January 27, 2026, pursuant to options awarded to Dr. Rumana on January 29, 2021.

(3)	Mr. Summer is a director of Assure. Consists of 93,235 shares of common stock and 2,891 shares of common stock acquirable upon exercise of stock options (2,500 shares) and warrants (391) within 60 days of June 21, 2024. Includes fully vested options to purchase (a) 1,500 common shares of the Company at an exercise price of Cdn$171.00 which expire on October 4, 2024, pursuant to options awarded to Mr. Summer on October 4, 2019 and (b) 1,000 common shares of the Company at an exercise price of $112.00 which expire on January 27, 2026, pursuant to options awarded to Mr. Summer on January 29, 2021.

(4)	Mr. Flood is a director of Assure. Consists of 94,845 shares of common stock held directly and 1,500 shares of common stock acquirable upon exercise of stock options within 60 days of June 21, 2024. Includes fully vested options to purchase 1,500 common shares of the Company at an exercise price of $112.00 which expire on April 15, 2026, pursuant to options awarded to Mr. Flood on April 15, 2021.

(5)	Mr. Webster was appointed interim CFO on November 21, 2023. Consists of 1,614 shares of common stock acquirable upon exercise of stock options 60 days from June 21, 2024. Includes options exercisable to purchase (a) 750 common shares of the Company at an exercise price of $106.00 which expire on January 27, 2026, pursuant to options awarded to Mr. Webster on January 29, 2021, (b) 500 shares of the Company at an exercise price of $153.00 which expire on October 1, 2026 pursuant to options award to Mr. Webster on October 1, 2021 and (c) 500 common shares of the Company at an exercise price of $128 which expire on October 4, 2024, pursuant to options awarded to Mr. Webster on October 4, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the year ended December 31, 2022, in which the amount involved in the transaction exceeded or exceeds the lesser of $120 thousand or one percent of the average of our total assets at year-end for the years ended December 31, 2023 and 2022.

Balances and transactions between the Company and its wholly owned and controlled subsidiaries have been eliminated in consolidation and are not disclosed in this note. For entities in which management has determined the Company does not have a controlling financial interest but has varying degrees of influence regarding operating policies of that entity, the Company’s investment is accounted for using the equity method of accounting and these transactions are reported as related party.

In November 2022, we entered into common stock purchase agreements, pursuant to which the Company issued 24,820 shares of common stock at a price of 12.00 per shares to certain employees, directors and consultants. Pursuant to the agreements, John Farlinger, our Chairman and Chief Executive Officer, purchased 3,531 shares of common stock, and John Price, our Chief Financial Officer, purchased 4,071 shares of common stock.

Policies and Procedures for the Review, Approval, or Ratification of Related Transactions

We have a policy for the review of transactions with related persons as set forth in our Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which we are a participant and in which any of our directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in our proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds. All related party transactions must be reported for review by the Audit Committee of the Board pursuant to the Audit Committee’s charter.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the meeting.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to the Company’s Secretary at Assure Holdings Corp., 7887 E. Belleview Ave., Suite 240, Denver, Colorado, USA 80111.

Cautionary Statements Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements based upon the current expectations of Assure. Forward-looking statements involve risks and uncertainties and include, but are not limited to, statements about the structure, timing and completion of the proposed transactions to maintain listing on the Nasdaq, including but not limited to (i) the completion of our tender offer for our convertible notes, (ii) the timing and terms of the conversion of our debenture with Centurion, (iii) the timing and terms of our settlement of outstanding accounts payable, (iv) the timing, completion, size and pricing of our proposed equity financing; the continued listing of our shares of common stock on Nasdaq; the expected cash position of Assure and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to timely obtain stockholder approval for the Authorized Share Increase; (ii) uncertainties as to the timing of the consummation of the proposed transactions and the ability of Assure to consummate such transactions; (iii) risks related to Assure’s ability to manage its operating expenses and its expenses associated with the proposed transactions; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed transactions; (v) unexpected costs, charges or expenses resulting from the proposed transaction; and (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Assure’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC, and in other filings that Assure makes and will make with the SEC in connection with the proposed transactions. Except as required by law, Assure expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

APPENDICES

Appendix A	Form of Proxy Card
Appendix B	Articles of Amendment for Authorized Share Increase
Appendix C	Blank Check Preferred Amendment

By Order of the Board of Directors

ASSURE HOLDINGS CORP.

/s/ John Farlinger
Executive Chairman and Chief Executive Officer

July 5, 2024

Please sign and return the enclosed form of proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A – FORM OF PROXY CARD

SCAN TO VIEW MATERIALS VOTE ASSURE HOLDINGS CORP. 7887 E BELLEVIEW AVE, SUITE 240 DENVER, CO 80111 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V54147-S93326 KEEP THIS PORTION FOR YOUR RECORDS ASSURE HOLDINGS CORP. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To approve the amendment of the Company's Articles of Incorporation, to increase the number of authorized shares (the 'Authorized Share Increase') in the Company's common stock from 250,000,000 to 2,000,000,000. 2. To approve the amendment of the Company's Articles of Incorporation to permit the issuance of 10,000,000 shares of preferred stock with rights and ! ! ! preferences to be determined by the Company's Board of Directors from time to time (the 'Blank Check Preferred Amendment'). 3. To authorize the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. ! ! ! 1 or Proposal No. 2 (the 'Adjournment Proposal'). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V54148-S93326 ASSURE HOLDINGS CORP. SPECIAL MEETING OF SHAREHOLDERS JULY 19, 2024, 10:00 AM PT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) John Farlinger, Chief Executive Officer, or Paul Webster, Chief Financial Officer and each or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ASSURE HOLDINGS CORP. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 am PT, on Friday, July 19, 2024, at Las Vegas Marriott Laughlin Conference Center, 17th Floor, 325 Convention Center Drive, Las Vegas, Nevada 89109, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

APPENDIX B – ARTICLES OF AMENDMENT FOR AUTHORIZED SHARE INCREASE

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Page 1 of 2 Revised: 9/1/2023 1. Entity information: Name of entity as on file with the Nevada Secretary of State: This form must be accompanied by appropriate fees. Certificate to Accompany Restated Articles or Amended and Restated Articles Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. The purpose of the entity has been amended. The authorized shares have been amended. Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. Dissolution Merger Conversion 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. Entity or Nevada Business Identification Number (NVID): Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Or No action by stockholders is required, name change only.

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) 4. Effective Date and Date: Time: Time: (Optional) (must not be later than 90 days after the certificate is filed) 5. Information Being Changes to takes the following effect: Changed: (Domestic The entity name has been amended. corporations only) The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary) 6. Signature: (Required) X ____________________________ Signature of Officer or Authorized Signer Title X ____________________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

APPENDIX C – Blank Check Preferred Amendment

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Page 1 of 2 Revised: 9/1/2023 1. Entity information: Name of entity as on file with the Nevada Secretary of State: This form must be accompanied by appropriate fees. Certificate to Accompany Restated Articles or Amended and Restated Articles Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. The purpose of the entity has been amended. The authorized shares have been amended. Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. Dissolution Merger Conversion 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. Entity or Nevada Business Identification Number (NVID): Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Or No action by stockholders is required, name change only.

The THIRD paragraph of the Articles of Incorporation has been amended to read in full as follows:
3. This Corporation is authorized to issue (a) 250,000,000 shares on common stock, par value per share $0.001 and (b) 10,000,000 shares of Preferred Stock, par value $0.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) 4. Effective Date and Date: Time: Time: (Optional) (must not be later than 90 days after the certificate is filed) 5. Information Being Changes to takes the following effect: Changed: (Domestic The entity name has been amended. corporations only) The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary) 6. Signature: (Required) X ____________________________ Signature of Officer or Authorized Signer Title X ____________________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023